EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of February 27, 2007 is entered into by and among ALTUS PHARMACEUTICALS INC., a Delaware corporation (the “Company”), and GENENTECH, INC., a Delaware corporation (the “Purchaser”).

Recitals

WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined below);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means any person or entity which, directly or indirectly, controls, is controlled by or is under common control with the Purchaser.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.4.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.4.

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“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Registrable Shares” means the shares of Common Stock issued to the Purchaser pursuant to the Purchase Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon the sale of such shares, (ii) upon the transfer of such shares in any manner to a person or entity which is not entitled, pursuant to Section 3.1, to the rights provided by this Agreement, (iii) at such time as they become eligible for sale pursuant to Rule 144(k) under the Securities Act or (iv) at such time as they cease to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses and state Blue Sky fees and expenses, but excluding underwriting discounts, selling commissions and the fees and expenses of counsel to the Purchaser.

“Registration Statement” means a registration statement on Form S-3 (or any successor form) filed by the Company with the Commission for a public offering and sale of securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

2. Registration Rights.

2.1 Required Registration.

(a) At any time after the later of (i) April 30, 2007 and (ii) the date on which the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Purchaser may request, in writing, that the Company effect the registration on Form S-3 (or such successor form) of the Registrable Shares then owned by the Purchaser. Upon receipt of any such request for registration, the Company shall use its commercially reasonable efforts to effect the registration on Form S-3 (or any successor form) of all Registrable Shares which the Company has been requested by the Purchaser to so register.

(b) The Company shall not be required (i) to effect more than three registrations pursuant to Section 2.1(a) or (ii) to effect a registration pursuant to Section 2.1(a) involving the distribution of Registrable Shares by means of an underwriting. For purposes of this Section 2.1(b), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Purchaser withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchaser after the date on which such registration was requested) and elects not to pay the Registration Expenses therefor pursuant to Section 2.4).

(c) If at the time of any request to register Registrable Shares by the Purchaser pursuant to this Section 2.1, the Company is engaged or has plans to engage in a public offering of securities solely by, and solely on behalf of, the Company or the Company is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not to exceed 60 consecutive days from the date of such request or an aggregate of 120 days in any one-year period.

(d) The Company shall be entitled to include shares of Common Stock held by others in any registration pursuant to this Section 2.1.

2.2 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall: (i) promptly file with the Commission a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause that Registration Statement to become effective as soon as practicable; (ii) use its commercially reasonable efforts to keep the Registration Statement effective for 90 days from the effective date or such lesser period until all such Registrable Shares are sold; (iii) promptly furnish to the Purchaser a copy of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares; and (iv) use its commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states of the United States as the Purchaser shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable.

(b) If the Company has delivered a Prospectus to the Purchaser and, after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, the Purchaser shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Purchaser to such effect, and, upon receipt of such notice, the Purchaser shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Purchaser has received a copy of a supplemented or amended Prospectus or until the Purchase is advised in writing by the Company that the then current Prospectus may be used and has received a copy of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.2(c) to suspend sales of Registrable Shares for a period in excess of 60 days consecutively or 120 days in any 365-day period.

2.3 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Purchaser (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchaser after the date on which such registration was requested) and if the Purchaser elects not to have such registration counted as a registration requested under Section 2.1, the Purchaser shall pay the Registration Expenses.

2.4 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, each underwriter of Registrable Shares, and each other person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such underwriter or such controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Purchaser for any reasonable legal or other expenses reasonably incurred by the Purchaser in investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Purchaser, such underwriter or such controlling person specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person (if any) who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and the Purchaser will reimburse the Company for any reasonable legal or other expenses reasonably incurred by the Company in investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the net proceeds to the Purchaser of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.4 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.4(d), in no case shall the Purchaser be liable or responsible for any amount in excess of the net proceeds received by the Purchaser from the offering of Registrable Shares; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.4(d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.4(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Purchaser under this Section 2.4 shall survive the termination of this Agreement.

2.5 Information by Holder. The Company shall not be required to include any Registrable Shares in any Registration statement unless the Purchaser furnishes the Company in writing such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing in connection with a Registration Statement or as shall be required in connection with any such registration, qualification or compliance. The Purchaser agrees to report promptly (and in any event within 10 days) all sales or other transfers of Registrable Shares.

2.6 “Lock-Up” Agreement; Confidentiality of Notices. The Purchaser agrees not to offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities that represent the right to receive shares of Common Stock during the 20 days prior to and the 90 days beginning on the effective date of any underwritten offering of the Company’s equity securities solely by, and solely on behalf of, the Company unless the Company and the underwriters managing the offering otherwise agree. The Company and the Purchaser agree that the provisions of this Section 2.6 shall be enforceable by such underwriter(s) against the Purchaser, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), the Purchaser agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s) and the Purchaser, further evidencing the Purchaser’s agreement not to sell such securities during such period. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such restricted period. Any written notice from the Company regarding the Company’s plans to file a Registration Statement and other information related thereto shall be treated by the Purchaser as confidential and the Purchaser shall not disclose such information to any person.

2.7 Termination. This Agreement shall terminate upon the earlier of (a) two years after the date hereof and (b) the date on which the Purchaser does not hold any Registrable Shares.

3. General.

3.1 Transfer of Rights. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser only to an Affiliate to which all of the Registrable Shares are transferred pursuant to the terms of this Agreement, and, in such case, such transferee shall be deemed the “Purchaser” for purposes of this Agreement; provided, however, that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

3.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

3.3 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.

3.5 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 125 Sidney Street, Cambridge, Massachusetts 02139, Attention: General Counsel, or at such other address as may have been furnished in writing by the Company to the Purchaser, with a copy to WilmerHale, 60 State Street, Boston, Massachusetts 02109, Attention: Peter N. Handrinos, Esq.; or

If to the Purchaser, at 1 DNA Way, South San Francisco, California 94080, Attention: Corporate Secretary, or at such other address as may have been furnished in writing by the Purchaser to the Company.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 3.5.

3.6 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

3.7 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser.

3.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

3.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

ALTUS PHARMACEUTICALS INC.

By: /s/ Jonathan I. Lieber
Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer
and Treasurer

GENENTECH, INC.

By: /s/ David A. Ebersman
Name: David A. Ebersman
Title: Executive Vice President and Chief
Financial Officer